EXHIBIT 23.3

CONSENT OF KPMG LLP

KPMG LLP Chartered Accountants 2700 205 – 5th Avenue SW Calgary, AB T2P 4B9	Telephone (403) 691-8000 Fax (403) 691-8008 Internet www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Patch International Inc.

We consent to the use of our audit report dated September 21, 2007 on the consolidated balance sheet of Patch International Inc. as at May 31, 2007, and the consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year ended May 31, 2007 included herein and to the reference to our firm under the heading “Experts” in this Registration Statement on Form SB-2/A.

/s/ KPMG LLP

Chartered Accountants

Calgary, Canada
November 5, 2007